UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2007
BRIGHTPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-23494	35-1778566

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Metropolis Parkway, Suite 210, Plainfield, Indiana	46168

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 707-2355
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Stock Purchase Agreement
     On February 19, 2007, Brightpoint, Inc., an Indiana corporation (the “Registrant”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Registrant, Dangaard Holding A/S, a Danish company (“Shareholder”), Dangaard Telecom A/S, a Danish company (“Target”), and Nordic Capital Fund VI (for purposes of Sections 6.16 and 12.14 only), consisting of: Nordic Capital VI Alpha, L.P. and Nordic Capital Beta, L.P., Jersey limited partnerships acting through their general partner Nordic Capital VI Limited, a Jersey company, NC VI Limited, a Jersey company, and Nordic Industries Limited, a Jersey company.
     Upon consummation of the transactions contemplated by the Purchase Agreement, the Registrant will purchase all of the issued and outstanding capital stock of Target from Shareholder for a purchase price of (i) $100,000 in cash and (ii) 30,000,000 shares of the Registrant’s common stock, $0.01 par value (the “Shares”).
     As a condition to the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), the following additional agreements will be executed as of Closing: (i) a Registration Rights Agreement by and between the Registrant and Shareholder (the “Registration Agreement”), (ii) a Shareholder Agreement by and between the Registrant and Shareholder (the “Shareholder Agreement”), and (iii) an Escrow Agreement by and among the Registrant, Shareholder and an escrow agent, selected by the Registrant and reasonably acceptable to Shareholder (the “Escrow Agreement”).
     In accordance with the Escrow Agreement, at Closing 3,000,000 of the Shares will be deposited into escrow for a period of three years to secure the indemnity obligations of Shareholder to the Registrant under the Purchase Agreement.
     The Registration Agreement will require the Registrant to file as soon as practicable after Closing a registration statement under the Securities Act of 1933, as amended, relating to the offer and sale of 8,000,000 of the Shares and that also provides the Shareholder and its successors and permitted assigns (i) the right, on up to three separate occasions commencing one year from Closing, to file a registration statement with respect to the Shares and (ii) certain “tag-along” registration rights with respect to the Shares.
     Under the Shareholder Agreement, at the Closing the Registrant is required to take all action to cause its Board of Directors (the “Board”) to be comprised of nine Directors, which will include up to three Directors proposed by the Shareholder for review and approval by the Corporate Governance and Nominating Committee of the Board as nominees to the Registrant’s Board at Closing. Thereafter, the number of directors that the Shareholder will have the right to propose to the Corporate Governance and Nominating Committee of the Board for future election to the Board (between none and three) will depend upon the level of the Shareholder’s ownership percentage in the Registrant as stated in the Shareholder Agreement.
     In connection with the anticipated Closing, each of the following officers or key employees of the Registrant has agreed to waive any rights they have to change of control payments or acceleration of vesting of equity awards under their respective employment agreements and other agreements with the Registrant that would occur solely with respect to the Closing: Robert J. Laikin, J. Mark Howell, Anthony W. Boor, Steven E. Fivel, John Alexander Du Plessis Currie and Bruce Thomlinson, subject, in the case of Mr. Thomlinson, to the

Registrant’s agreement to enter into a mutually acceptable five-year consulting agreement with him if he resigns within 15 months after the Closing.
     The Closing is subject to various conditions, including, but not limited to, certain regulatory approvals, lender approvals and the approval by the Registrant’s stockholders. The Registrant currently expects the transaction to close during June or July of 2007.
Credit Agreement
     On February 16, 2007, the Registrant entered into a Credit Agreement (the “Credit Agreement”) by and among the Registrant (and certain of its subsidiaries identified therein), Banc of America Securities LLC, as sole lead arranger and book manager, General Electric Capital Corporation, as syndication agent, ABN AMRO Bank N.V., as documentation agent, Wells Fargo Bank, N.A., as documentation agent, Bank of America, N.A., as administration agent and the other lenders party thereto. The Credit Agreement establishes a five year senior secured revolving credit facility with a line of credit in the initial amount of $165 million. The line of credit contains an uncommitted accordion facility pursuant to which the Registrant may be able to increase the total commitment under the revolving credit facility to up to $240 million. The Credit Agreement is subject to certain financial covenants and is secured by a lien on certain of the Registrant’s property and a pledge of the voting stock issued by certain of its subsidiaries. The Credit Agreement replaces the Registrant’s $70 million North American asset based credit facility under the Amended and Restated Credit Agreement dated as of March 18, 2004, as amended, among the Registrant’s subsidiary Brightpoint North America, L.P., Wireless Fulfillment Services, LLC, the other credit parties signatory thereto, the lenders signatory thereto and General Electric Capital Corporation and the $50 million Australian Dollar (approximately $39 million U.S. Dollars) asset based credit facility in Australia under the Credit Agreement dated December 24, 2002, as amended, between Brightpoint Australia Pty Limited, Advanced Portable Technologies Limited and GE Capital Finance Pty Limited.
     The descriptions of the Purchase Agreement and Credit Agreement are qualified in their entirety by reference to the full text therein, which are attached to this Report as exhibits and incorporated herein by reference. The Purchase Agreement and Credit Agreement have been attached to provide investors with information regarding their terms and are not intended to provide any other factual information about the parties to such agreements. The Purchase Agreement and Credit Agreement each contain representations and warranties that the parties to such agreements made to and solely for the benefit of the other parties to such agreements. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the respective date of the Purchase Agreement and Credit Agreement. In addition, the Purchase Agreement and Credit Agreement are modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the respective dates of the Purchase Agreement and Credit Agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.
Item 1.02 Termination of a Material Definitive Agreement.
     The information provided in Item 1.01 of this Current Report on Form 8-K regarding the termination of certain of the Registrant’s credit agreements that were replaced by the Credit Agreement is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement is incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
     On February 20, 2007, the Registrant issued a press release announcing that the Registrant had entered into the Purchase Agreement. This press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
Exhibit 2.1*	Stock Purchase Agreement dated as of February 19, 2007 by and among Brightpoint, Inc., Dangaard Holding A/S, Dangaard Telecom A/S and Nordic Capital Fund VI (for purposes of Sections 6.16 and 12.14 only), consisting of: Nordic Capital VI Alpha, L.P., Nordic Capital Beta, L.P., NC VI Limited and Nordic Industries Limited.

Exhibit 10.1*	Credit Agreement dated February 16, 2007 by and among the Brightpoint, Inc. (and certain of its subsidiaries identified therein), Banc of America Securities LLC, as sole lead arranger and book manager, General Electric Capital Corporation, as syndication agent, ABN AMRO Bank N.V., as documentation agent, Wells Fargo Bank, N.A., as documentation agent, Bank of America, N.A., as administration agent, and the other lenders party thereto.

Exhibit 99.1	Press Release issued by the Registrant on February 20, 2007.

*	The Registrant has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.
Important Additional Information Regarding the Acquisition will be Filed with the SEC:
     In connection with the proposed acquisition, the Registrant will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Brightpoint, Inc. at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to Brightpoint, Inc. Investor Relations, 2601 Metropolis Parkway, Suite 210, Plainfield, Indiana 46168, telephone: (877) 447-2355.
     The Registrant and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of the Registrant’s participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available.
-Signature Page Follows-

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, INC. (Registrant)
By:	/s/ Steven E. Fivel
Steven E. Fivel
Executive Vice President, General Counsel and Secretary

Date: February 21, 2007